UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2022

AIKIDO PHARMA INC.
(Exact name of registrant as specified in its charter)

Delaware	000-05576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Rockefeller Plaza, 11th Floor, New York, NY	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 992-9325

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	AIKI	The Nasdaq Capital Market

Item 5.07.           Submission of Matters to a Vote of Security Holders.

                On May 20, 2022, AIkido Pharma Inc., a Delaware corporation (the “Company”), held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders (i) elected Anthony Hayes and Robert Dudley to serve as Class II directors of the Company; (ii) ratified the appointment of WithumSmith + Brown PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; (iii) approved, on a non-binding, advisory basis, the Company’s executive compensation; and (iv) approved a proposal to amend the Company’s amended and restated certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) to effect a reverse stock split of the Company’s common stock with the exact ratio to be determined at the sole discretion of the Board of Directors without further approval or authorization of the stockholders (the “Reverse Stock Split”).

Stockholders of record at the close of business on March 21, 2022 were entitled to one vote for each share of common stock, ten/nineteenths votes per share of Series D convertible preferred stock (as converted, one vote for each of 3,825 shares of common stock) and ten/nineteenths votes per share of Series D-1 convertible preferred stock (as converted, one vote for each of 834 shares of common stock) held.  Additionally, the Series O Preferred Stock and Series P Preferred Stock have no voting rights, other than the right to vote as a class on certain specified matters, except that (i) each share of Series O Preferred Stock were entitled to vote, on an as converted basis, on the Reverse Stock Split (together with the Company’s common stock, Series D convertible preferred stock, Series D-1 convertible preferred stock and the Series P Preferred Stock as a single class), and (ii) each share of Series P Preferred Stock will have the right to cast 30,000 votes per share of Series P Preferred Stock on the Reverse Stock Split (together with the Company’s common stock, Series D convertible preferred stock, Series D-1 convertible preferred stock and the Series P Preferred Stock as a single class); provided, that such votes will automatically be voted in a manner that “mirrors” the proportions on which the shares of common stock (excluding any shares of common stock that are not voted), Series O Preferred Stock and any other shares of preferred stock of the Company (other than the Series P Preferred Stock) are voted on the Reverse Stock Split.

On March 21, 2022, there were 89,293,446 shares of common stock issued and outstanding, 3,825 shares of Series D convertible preferred stock issued and outstanding, 834 shares of Series D-1 Convertible preferred stock issued and outstanding, 11,000 shares of Series O Preferred Stock outstanding and 11,000 shares of Series P Preferred Stock outstanding and eligible to vote. The amount of issued and outstanding shares of common and preferred stock present at the Annual Meeting was sufficient to constitute a quorum.

Set forth below are the final voting results for each of the proposals:

Proposal No. 1 – Election of directors

Anthony Hayes and Robert Dudley were elected to serve as Class II directors of the Company for a term expiring at the 2025 annual meeting of stockholders or until their successors are elected and qualified. The voting results were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Anthony Hayes	12,213,453	4,159,661	-
Robert Dudley	10,958,821	5,414,293	-

Proposal No. 2 – Ratification of the appointment of independent registered public accounting firm

The appointment of WithumSmith + Brown PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 was ratified. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
38,313,371	2,802,590	612,197	-

Proposal No. 3 – Approval, by non-binding advisory vote, of the Company’s executive compensation

The Company’s executive compensation, by non-binding advisory vote, was approved. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,376,680	6,666,153	330,281	-

Proposal No. 4 – Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock

A Reverse Stock Split ranging from one share for not less than each five (5) shares nor more than each thirty (30) shares with the exact ratio within such range to be determined at the sole discretion of the Board of Directors without further approval or authorization of the stockholders, was approved. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
296,337,689	86,157,071	233,398	-

The effective date of the Reverse Stock Split will be June 7, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIKIDO PHARMA INC.

By:	/s/ Anthony Hayes
Name: Title:	Anthony Hayes Chief Executive Officer

Dated: May 25, 2022